Exhibit 99.1

Investor Relations Contact: Brian Norris EnerNOC, Inc. +1.617.532.8104 bnorris@enernoc.com	Media and Analyst Contact: Robin Deliso EnerNOC, Inc. +1.617.692.2601 rdeliso@enernoc.com

EnerNOC Reports Results for First Quarter of 2014

– Company Posts Record First Quarter Revenue of $52.5 Million, Up 60% Year-Over-Year –

– Company Updates 2014 Guidance to Reflect Strong Q1 Revenue Growth and Recent M&A Activity –

Boston, MA. – May 8, 2014 — EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS), today announced results for the first quarter ended March 31, 2014 and updated management’s guidance for 2014.

Summary Financial Results

In Thousands, Except Per Share Amounts	Q1 2014	Q1 2013	% Change
Revenue	$52,508	$32,850	59.8%
Net Loss Attributable to EnerNOC, Inc.
GAAP	$(30,413)	$(30,537)	0.4%
Non-GAAP[1]	$(24,303)	$(24,039)	-1.1%
Net Loss Per Diluted Share Attributable to EnerNOC, Inc.
GAAP	$(1.09)	$(1.12)	2.7%
Non-GAAP[1]	$(0.87)	$(0.88)	1.1%
Cash Flow From Operations	$(11,566)	$6,780	N/A
Free Cash Flow[1]	$(17,679)	$(2,158)	-719.2%
Adjusted EBITDA[1]	$(18,424)	$(18,507)	0.4%

[1]	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

“Our first quarter results were highlighted by strong revenue growth, key product advances, and several strategic acquisitions that extend the capabilities of our software platform and expand our reach internationally,” said Tim Healy, Chairman and Chief Executive Officer of EnerNOC, Inc. “We are focused on delivering another strong year and extending our leadership position in the rapidly growing market for energy intelligence software and related solutions.”

Company Issues Second Quarter Guidance and Updates Full Year Guidance

The Company today issued guidance for the second quarter of 2014 and updated its previously issued guidance for the full year. The Company’s guidance is based on the current indications for its business, which may change at any time.

Guidance for Quarter Ending June 30, 2014
Estimate	Issued on May 8, 2014
Total Revenue (in millions)	$40.0-$45.0
GAAP Net Loss Per Diluted Share Attributable to EnerNOC, Inc.	($1.30)-($1.25)
Non-GAAP Net Loss Per Diluted Share Attributable to EnerNOC, Inc.[1]	($1.07)-($1.01)
Adjusted EBITDA[1] (in millions)	($24.0)-($22.0)

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Guidance for Year Ending December 31, 2014
Estimate	Issued on February 13, 2014	Issued on May 8, 2014
Total Revenue (in millions)	$435.0-$460.0	$450.0-$465.0
GAAP Net Income per Diluted Share Attributable to EnerNOC, Inc.	$0.40-$0.50	$0.40-$0.50
Non-GAAP Net Income per Diluted Share Attributable to EnerNOC, Inc.[1]	$1.25-$1.35	$1.28-$1.40
Adjusted EBITDA[1] (in millions)	$74.0-$78.0	$72.0-$76.0

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Recent Operational Highlights

•	The Company announced the acquisition of EnTech, the leading provider of global utility bill management (UBM) software. EnTech’s software is the global UBM solution for 8 of the Fortune 50. It is currently deployed in over 100 countries and processes over one million utility bills per year, making billing data accessible to key decision makers in finance, operations, and the C-suite. The combination of real-time energy data, utility tariffs, and monthly utility bill data on EnerNOC’s EIS platform now enables real-time visibility and forecasting of energy costs, and empowers better energy management decisions across global enterprises.

•	The Company announced its expansion into continental Europe through its acquisition of Entelios AG, a leading provider of demand response solutions headquartered in Germany. Entelios is pre-qualified to offer demand response solutions by all four transmission system operators in Germany as well as major utilities with significant presence outside of Germany.

•	The Company announced its acquisition of Activation Energy, the leading provider of demand response software and services in Ireland. This acquisition gives the Company an immediate presence in the Irish capacity market and further strengthens EnerNOC’s ability to deliver its full suite of energy intelligence software applications throughout Europe.

•	The Company announced the general availability of its latest software platform release, which provides enterprise users improved visibility into the three main drivers of energy cost: how it is purchased, how it is used, and when it is used. The Company’s latest platform enhancements included a number of new features designed to accelerate implementation, which is critical to support the Company’s plans to bring thousands of new buildings online in the coming year. In addition, the release provides electric utilities, grid operators, and competitive energy suppliers more options and flexibility in dispatching the Company’s demand response network, including the ability to use the OpenADR 2.0 standard. With these enhancements, the Company further extended its technology lead and ability to scale in the most technologically-advanced automated demand response programs in the world.

•	The Company announced that Chief Financial Officer Neil Moses has been appointed to the dual role of Chief Operating Officer and Chief Financial Officer. Under this expanded role, Mr. Moses will assume responsibility for the Company’s global operations, including the management of recently acquired EnTech. The Company’s President and Co-Founder, David Brewster, will continue to lead the Company’s domestic and international market development efforts, in addition to overseeing the Company’s global regulatory affairs function, while Mr. Moses will assume responsibility for the day-to-day business operations in the Company’s established markets.

•

The Company announced that Phil Pergola has joined the Company as Vice President of Professional Services and will be responsible for driving customer success and adoption of the Company’s software. Mr. Pergola brings nearly 20 years of software industry experience to the Company, including six years as a professional services leader at BMC Software, where he most recently served as Area Vice President. Mr. Pergola also worked at

BladeLogic for six years, where he held multiple leadership positions across services, support, sales, and product management. Earlier in his career, he worked at Accenture and held leadership roles at several smaller SaaS and web-hosting companies.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing 1.800.230.1074 and using access code “ENOC”. The conference call may be accessed outside of the United States by dialing +1.612.234.9960 and using access code “ENOC”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 324498 or by accessing the webcast replay on the Company’s investor relations website.

About EnerNOC

EnerNOC (Nasdaq:ENOC) is a leading provider of energy intelligence software (EIS). Thousands of enterprises worldwide use EnerNOC applications and professional services to bring new clarity to how they buy energy, how much they consume, and when they use it to drive operational efficiency, improve productivity, and manage energy expenses. EnerNOC’s suite of EIS applications for the enterprise include: SupplySMART™, energy supply and utility bill management applications; EfficiencySMART™, energy consumption and energy project management applications; and DemandSMART™, demand response and demand management applications. Hundreds of utilities and grid operators worldwide rely on EnerNOC applications to meet demand-side management objectives, enhance grid reliability, and provide cost-effective alternatives to traditional power supply resources. EnerNOC’s applications for utilities include EnerNOC Demand Resource™, a capacity-based agreement that provides utilities an assured level of load reduction delivered by EnerNOC on a turnkey, fully outsourced basis, and EnerNOC Demand Manager™, software-as-a-service (SaaS) that provides utilities and retailers with the tools to manage their demand response programs. EnerNOC’s Network Operations Center (NOC) offers 24x7x365 customer support. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis and the future growth and success of the Company’s energy intelligence software and related solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues[2]:
Grid operator	$35,770	$15,063
Utility	10,309	11,769
Enterprise	6,429	6,018

Total revenues	52,508	32,850
Cost of revenues	36,139	22,197

Gross profit	16,369	10,653
Operating expenses:
Selling and marketing	18,499	15,653
General and administrative	23,677	20,121
Research and development	5,175	4,820

Total operating expenses	47,351	40,594

Loss from operations	(30,982)	(29,941)
Other income, net	574	67
Interest expense	(450)	(313)

Loss before income tax	(30,858)	(30,187)
Benefit from (provision for) income tax	425	(350)

Net loss	(30,433)	(30,537)
Net loss attributable to non controlling interest	(20)	—

Net loss attributable to EnerNOC, Inc.	$(30,413)	$(30,537)

Net loss per common share attributable to EnerNOC, Inc. (basic and diluted)	$(1.09)	$(1.12)

Weighted average number of common shares used in computing basic and diluted net loss per share attributable to EnerNOC, Inc.	27,923,861	27,366,612

[2]	The Company has reclassified certain amounts in its condensed consolidated statements of operations for the three month period ended March 31, 2013, to conform to the 2014 presentation. The reclassifications made related to the presentation of the Company’s revenues from DemandSMART revenues and EfficiencySMART, SupplySMART and other revenues to revenues from grid operators, revenues from utilities, and revenues from enterprise customers and was done in order to provide the users of its consolidated financial statements with additional insight into how the Company and its management views and evaluates its revenues and related growth. This reclassification within the condensed consolidated statements of operations for the three month period ended March 31, 2013 had no impact on previously reported total consolidated revenues or consolidated results of operations.

EnerNOC, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$103,698	$149,189
Trade accounts receivable, net	46,528	35,933
Unbilled revenue	27,507	66,675
Capitalized incremental direct customer contract costs	16,267	9,509
Prepaid expenses, deposits and other current assets	12,061	9,377

Total current assets	206,061	270,683

Property and equipment, net	48,425	47,419
Goodwill and intangible assets, net	120,153	94,290
Capitalized incremental direct customer contract costs	1,910	1,995
Deposits and other assets	2,794	1,568

Total assets	$379,343	$415,955

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,532	$2,031
Accrued capacity payments	58,497	76,676
Accrued payroll and related expenses	10,978	13,370
Accrued expenses and other current liabilities	14,931	12,386
Deferred revenue	29,281	20,625

Total current liabilities	115,219	125,088

Deferred tax liability	6,938	6,211
Deferred revenue	7,997	6,819
Other liabilities	8,402	8,342

Total long-term liabilities	23,337	21,372

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized, 30,249,264 and 29,920,807 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	30	30
Additional paid-in capital	354,140	353,354
Accumulated other comprehensive loss	(1,987)	(2,535)
Accumulated deficit	(111,767)	(81,354)

Total EnerNOC, Inc. stockholders’ equity	240,416	269,495
Non controlling interest	371	—

Total stockholders’ equity	240,787	269,495

Total liabilities and stockholders’ equity	$379,343	$415,955

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flow Data

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash (used in) provided by operating activities	$(11,566)	$6,780
Cash used in investing activities	(30,950)	(7,374)
Cash (used in) provided by financing activities	(3,119)	489
Effects of exchange rate changes on cash and cash equivalents	144	(109)

Net change in cash and cash equivalents	(45,491)	(214)
Cash and cash equivalents at beginning of period	149,189	115,041

Cash and cash equivalents at end of period	$103,698	$114,827

EnerNOC, Inc.

Statement on Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net (loss) income attributable to EnerNOC, Inc. is GAAP net (loss) income attributable to EnerNOC, Inc.; the GAAP measure most comparable to non-GAAP net (loss) income per share attributable to EnerNOC, Inc. is GAAP net (loss) income per share attributable to EnerNOC, Inc.; the GAAP measure most comparable to adjusted EBITDA is GAAP net (loss) income attributable to EnerNOC, Inc.; and the GAAP measure most comparable to free cash flow is cash flows provided by operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.

Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers non-GAAP net (loss) income attributable to EnerNOC, Inc. to be an important indicator of the overall performance because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. Moreover, management considers free cash flow to be an indicator of the Company’s operating trend and performance of the business.

The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures for the three month periods ended March 31, 2014 and 2013, respectively, as well as reasons for excluding these individual items:

•	Management defines non-GAAP net (loss) income attributable to EnerNOC, Inc. as net (loss) income attributable to EnerNOC, Inc. before expenses related to stock-based compensation and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•	Management defines adjusted EBITDA as net (loss) income attributable to EnerNOC, Inc., excluding depreciation, amortization, stock-based compensation, direct and incremental expenses related to acquisitions or divestitures, interest, income taxes and other (expense) income, net. Adjusted EBITDA eliminates items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on management’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical cost incurred to build out the Company’s deployed network and may not be indicative of current or future capital expenditures.

•	Management defines free cash flow as net cash provided by operating activities less capital expenditures. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.

Reconciliation Of Non-GAAP Measures To Nearest GAAP Measures

Reconciliation of Non-GAAP Net (Loss) Income Attributable to EnerNOC, Inc. And Net (Loss) Income Per Share Attributable to EnerNOC, Inc.

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

GAAP net loss attributable to EnerNOC, Inc.	$(30,413)	$(30,537)
ADD: Stock-based compensation (1)	4,227	4,704
ADD: Amortization expense of acquired intangible assets (1)	1,883	1,794

Non-GAAP net loss attributable to EnerNOC, Inc.	$(24,303)	$(24,039)

GAAP net loss per diluted share attributable to EnerNOC, Inc.	$(1.09)	$(1.12)
ADD: Stock-based compensation (1)	0.15	0.17
ADD: Amortization expense of acquired intangible assets (1)	0.07	0.07

Non-GAAP net loss per diluted share attributable to EnerNOC, Inc.	$(0.87)	$(0.88)

Weighted average number of diluted common shares outstanding	27,923,861	27,366,612

(1)	The non-GAAP adjustments would have no impact on the provision for income taxes recorded during the three month periods ended March 31, 2014 or 2013, respectively.

EnerNOC, Inc.

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Net loss attributable to EnerNOC, Inc.	$(30,413)	$(30,537)
Add back:
Depreciation and amortization	7,365	6,730
Stock-based compensation expense	4,227	4,704
Direct and incremental expenses related to acquisitions or divestitures	946	—
Other income, net	(574)	(67)
Interest expense	450	313
(Benefit from) provision for income tax	(425)	350

Adjusted EBITDA	$(18,424)	$(18,507)

EnerNOC, Inc.

Reconciliation of Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Net cash (used in) provided by operating activities	$(11,566)	$6,780
Subtract:
Purchases of property and equipment	(6,113)	(8,938)

Free cash flow	$(17,679)	$(2,158)

Non-GAAP Financial Guidance

This press release also includes estimates of future non-GAAP net (loss) income attributable to EnerNOC, Inc. and net (loss) income per diluted share attributable to EnerNOC, Inc. A reconciliation of these amounts to the nearest expected GAAP results, is presented below:

	Three Months Ending				Twelve Months Ending
	June 30, 2014				December 31, 2014
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High

Projected GAAP Net (Loss) Income Attributable to EnerNOC, Inc.	($37.0)	($35.6)	($1.30)	($1.25)	$12.0	$15.0	$0.40	$0.50

Adjustments:
Stock-based compensation	4.1	4.2	0.14	0.15	16.2	16.5	0.54	0.55
Amortization expense of acquired intangible assets	2.5	2.6	0.09	0.09	10.2	10.5	0.34	0.35

Projected Non-GAAP Net (Loss) Income Attributable to EnerNOC, Inc.	(30.4)	(28.8)	(1.07)	(1.01)	38.4	42.0	1.28	1.40

Adjustments:
Depreciation	5.6	5.7			23.6	24.0
Direct and incremental expenses related to acquisitions or divestitures	1.0	1.0			2.0	2.0
Interest and other expense, net	0.5	0.5			2.0	2.0
(Benefit from) provision for income taxes	(0.7)	(0.4)			6.0	6.0

Adjusted EBITDA	($24.0)	($22.0)			$72.0	$76.0

Weighted Average Number of Common Shares Outstanding-Diluted	28.5	28.5			30.0	30.0